News Release

Investor Relations Contact:
Jennifer Jarman
The Blueshirt Group, for Insweb
415-217-5866
jennifer@blueshirtgroup.com

Elisabeth DeMarse Joins InsWeb Board of Directors
Former CEO of CreditCards.com and Bankrate, Inc. a veteran of consumer online personal finance industry

SACRAMENTO, Calif., January 10, 2011 – InsWeb Corp. (NASDAQ: INSW), a leading online insurance comparison provider, today announced that Elisabeth DeMarse has been elected to the company's board of directors, becoming the fifth independent board member and bringing the total number of board members to six.

"We are delighted to add someone of Elisabeth’s caliber and industry background to the InsWeb board," said Hussein Enan, Chairman and CEO of InsWeb.  "Her distinguished career in building successful internet based consumer finance networks, deep experience in online marketing and content strategy and extensive board expertise will be a tremendous asset to our company."

DeMarse currently serves as Chief Executive Officer of Newser, a curator of online news.  She was previously with CreditCards.com, where she served as President and CEO until its sale.  Prior to that, she was President and CEO of Bankrate, Inc.  DeMarse has also held executive positions at Bloomberg and Hoover's, Inc.   She received her Bachelor of Arts from Wellesley College and MBA from Harvard Business School.  She also serves on the Board of Directors for ZipRealty and All-Star Directories.

"It’s an exciting time to join InsWeb’s board as the Company’s distribution network reaches an inflection point and as it broadens its verticals and marketing channels with the recent addition of Potrero Media," said DeMarse.  “I look forward to helping InsWeb build upon its success in the burgeoning online lead generation market.”

About InsWeb
InsWeb Corporation (NASDAQ: INSW) owns and operates a network of leading insurance marketplace and education websites. Founded in 1995 and headquartered in Sacramento, California, InsWeb's primary properties include InsWeb.com, InsuranceRates.com, LocalInsuranceAgents.com, and AgentInsider.com. InsWeb has invented multiple e-commerce and online insurance distribution technologies and owns the following patents: 6,898,597; 7,107,325; 7,389,246; 7,640,176 and 7,707,505.

This press release contains forward-looking statements reflecting management's current forecast of certain aspects of InsWeb's future. It is based on current information, which we have assessed, but which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements expressing the intent, belief or current expectations of InsWeb and members of our management team regarding: projected future revenues, revenue growth, expenses, profitability and financial position; marketing and consumer acquisition; strategic initiatives aimed at accelerating growth and profitability, including strategic acquisitions; increased or decreased participation by insurance companies, agents and other purchasers of consumer leads; and product and technological implementations. InsWeb's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with InsWeb's business, which include, but are not limited to: variations in consumer usage of the internet to shop for and purchase insurance; the willingness and capability of insurance companies or other insurance entities to offer their products or instant quotes on InsWeb's website or through InsWeb's licensed subsidiaries; changes in InsWeb's relationships with existing insurance companies or other customers, including, changes due to consolidation within the insurance industry; the effects of competition on InsWeb's consumer acquisition strategies; InsWeb's ability to attract and integrate new insurance providers and strategic partners; implementation and consumer acceptance of new product or service offerings; the outcome of litigation in which InsWeb is a party; insurance and financial services industry regulation; fluctuations in operating results; or other unforeseen factors. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the InsWeb's filings with the Securities and Exchange Commission.